UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Delaware	84-1070932
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of (i) one-fourth of a share of Series A Convertible Preferred Stock, par value $0.001 per share, which is convertible into 10 shares of common stock, $0.001 per share, and (ii) 20 Series A Warrants to purchase one share of common stock.	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates:

333- 204599
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission (the “SEC”) of units (the “Units”) of Vapor Corp., a Delaware corporation (the “Registrant”), with each Unit consisting of one-fourth of a share of our Series A Convertible Preferred stock and 20 Series A Warrants. The description of the Units set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-204599) originally filed with the Securities and Exchange Commission on June 1, 2015 and as subsequently amended, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 is incorporated herein by this reference in response to this item.

Item 2. Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Incorporation	8-K	12/31/13	3.3
3.2	Amendment to the Certificate of Incorporation	S-1	7/10/15	3.2
3.3	Bylaws	8-K	12/31/13	3.4
3.4	Certificate of Designation of Series A Convertible Preferred Stock	S-1	7/10/15	3.4
3.5	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock				Filed
4.1	Specimen Common Stock Certificate	S-1	7/10/15	4.1
4.2	Form of Series A Warrant	S-1	7/20/15	4.2
4.3	Form of Unit Purchase Option	S-1	7/10/15	4.3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VAPOR CORP.

Date: July 27, 2015	By:	/s/ Jeffrey Holman
	Name:	Jeffrey Holman
	Title:	Chief Executive Officer

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Incorporation	8-K	12/31/13	3.3
3.2	Amendment to the Certificate of Incorporation	S-1	7/10/15	3.2
3.3	Bylaws	8-K	12/31/13	3.4
3.4	Certificate of Designation of Series A Convertible Preferred Stock	S-1	7/10/15	3.4
3.5	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock				Filed
4.1	Specimen Common Stock Certificate	S-1	7/10/15	4.1
4.2	Form of Series A Warrant	S-1	7/20/15	4.2
4.3	Form of Unit Purchase Option	S-1	7/10/15	4.3